EX-99.(p)(xxxvii)

                                 CODE OF ETHICS

                                       FOR

                         KINETICS ASSET MANAGEMENT, INC.
                        KINETICS FUNDS DISTRIBUTOR, INC.

                           KINETICS MUTUAL FUNDS, INC.

                                       AND

                            KINETICS PORTFOLIOS TRUST

       KINETICS PORTFOLIOS TRUST (the "Trust"), on behalf each of its series listed on SCHEDULE A attached hereto and any other series that may hereafter be created (each a "Portfolio" and collectively the "Portfolios"), KINETICS MUTUAL FUNDS, INC. (the "Company") on behalf each of its series listed on SCHEDULE B attached hereto and any other series that may hereafter be created (each a "Fund" and collectively the "Funds") (the trust and the Company sometimes. referred. to hereinafter as the "Companies"), KINETICS FUNDS DISTRIBUTOR, INC. (the "Distributor") and KINETICS ASSET MANAGEMENT, INC. (the "Adviser") have adopted this Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act") and Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act").

       This Code is adopted by the Board of Trustees of the Trust and the Board of Directors of the Company (collectively the "Boards") pursuant to Rule 17j-1 (the "Rule") of the 1940 Act which makes it unlawful for any affiliated person of the Companies, or any affiliated person of the Adviser or Distributor, in connection with the purchase or sale, directly or indirectly, by the person, of a security held or to be acquired (as defined below) by the Companies:

       (i)    to employ any device, scheme or artifice to defraud the Companies;

       (ii) to make any untrue statement of a material fact to the Companies or omit to state a material fact necessary in order to make the statements made to the Companies, in light of the circumstances under which they are made, not misleading;

       (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Companies; or

       (iv) to engage in any manipulative practice with respect to the Companies.

       Similarly, Section 206 of the Advisers Act provides that it is unlawful for any investment adviser, directly or indirectly:
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              1.     To employ any  device,  scheme or  artifice  to defraud any client or prospective client;

              2. To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or

              3. To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

       In addition, Section 204A of the Advisers Act requires every investment adviser to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") or rules or regulations thereunder of material, non-public information by the Company or any person associated with the Company. Pursuant to Section 204A, the Securities and Exchange Commission (the "Commission") has adopted Rule 204A-1 which requires the Adviser to maintain and enforce a written code of ethics.

       In  compliance  with  paragraph  (c)(1) of Rule 17j-1 of the 1940 Act and
Section 204A of the Advisers Act, this Code has been adopted and approved by the Boards, including by a majority of the Trustees and Directors (hereinafter collectively referred to as the "Board Members") who are not "interested persons", for the purpose of implementing policies and procedures reasonably necessary to prevent Access Persons (as defined below) of the Trust, the Company, the Distributor or the Adviser from engaging in any conduct prohibited by the Rule. We ask that all personnel follow not only the letter of this Code but also abide by the spirit of this Code and the principles articulated herein.

       Every Supervised Person shall promptly report any violation of this Code of Ethics to the Adviser's Chief Compliance Officer. Every Supervised Person shall be provided a copy of this Code and any amendments and be required to provide a written acknowledgement of their receipt of this Code and any amendments.

I.     DEFINITIONS

       A. An "Access Person" of the Distributor means any director, officer or general partner who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by any Investment Company or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Investment Company regarding the purchase or sale of Covered Securities. "Access Person" with respect to the Adviser means any of its Supervised Persons (as defined below) who: (1) has access to (a) non-public information regarding any client's purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. For these purposes, all of the Advisers' directors, officers and partners are considered to be Access Persons. In addition, "Access Person" means (1) any employee of the Adviser (and any director, officer, general partner or employee of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a Covered Security by an Investment Company. All of the Company's and Trust's directors/trustees and officers are presumed to be Access Persons. The President of the Companies will maintain a list of all Access Persons and will notify each Access Person in writing that such person is an Access Person. Once a person has been so identified, he or she shall continue to be an Access Person until otherwise notified in writing by the President, provided however, if such person is an Access Person solely because he or she is a Board Member, such person shall cease to be an Access Person at the time such person ceases to be a Board Member.

       B.     "Advisory Person" means

              (i) any director, officer, general partner or employee of the Trust, the Company, the Distributor or the Adviser (or of any company in a control relationship to the Trust, the Company, the Distributor or the Adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Trust or the Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Trust, the Company or the Adviser who obtains information regarding the purchase or sale of Covered Securities by an Investment Company;

              (ii) any natural person who controls the Trust, the Company or the Adviser and who obtains information (other than publicly available information) concerning recommendations made to the Trust or the Company with regard to the purchase or sale of Covered Securities.

       C. "Access Persons" and "Advisory Persons" shall not include any individual who is required to and does file quarterly reports with any sub-adviser or administrator of the Trust or the Company substantially in conformity with Rule 17j-1 of the 1940 Act and Section 204A of the Advisers Act, provided however, that the legal compliance officer or president of any sub-adviser or administrator shall (i) file an annual certification with the Boards stating that such entity has adopted or approved the continuation of its code of ethics, substantially in the form that was provided to the Boards; and
(ii) notify the Chief Compliance Officer (as defined below) of any violation of such entity's code of ethics upon actual knowledge by such compliance officer that a violation had occurred. The Chief Compliance Officer shall report any such violations to the Boards in accordance with the provisions of this Code as if the report of the violation(s) had been made under this Code.

       D.     "Affiliated Persons" or "Affiliate" means

              (i) any employee or Access Person, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister or any other relative) of any suc h person who lives in the same household as such person or who is financially dependent upon such person;

              (ii) any account for which any of the persons described in D(i) hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice;

              (iii) any partnership, corporation, joint venture, trust or other entity in which any employee of the Trust or the Company or Access Person of the Trust or the Company directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

       E. "Automatic Investment Plan" means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

       F. A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell a Covered Security has been made and communicated to the Trading Desk, which includes when the Trust or the Company has a pending "buy" or "sell" order with respect to a Covered Security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

       G. The term "beneficial ownership" shall be defined in and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of a Covered Security regardless of the identity of the registered owner. This would include:

              (i) Covered Securities which a person holds for his or her own benefit either in bearer form, registered in his or her name or otherwise, regardless of whether the securities are owned individually or jointly;

              (ii) Covered Securities held in the name of a member of his or her immediate family (spouse or minor child) sharing the same household;

              (iii)  Covered   Securities   held   by   a   trustee,   executor,
                     administrator, custodian or broker;

              (iv) Covered Securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

              (v) Covered Securities held by a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director, trustee or 10% stockholder or by a corporation which can be regarded as a personal holding company of a person;

              (vi) Covered Securities recently purchased by a person and awaiting transfer into his or her name;

              (vii) Covered Securities held by any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; and

              (viii) Covered  Securities  held by such person's  spouse or minor children or any other person, if, even though such person does not obtain therefrom the above- mentioned benefits of ownership, such person can vest or revest title in himself or herself at once or at some future time.

       A beneficial owner of a security also includes any person who directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or includes the power to dispose, or to direct disposition of such security.

       H. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

       I. "Covered Security" means a security as defined in section 202(a)(18) of the Investment Advisers ct or 2(a)(36) of the 1940 Act, and shall include any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit of a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into in a nationa l securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except, however, that it shall not include:

              (i)    Direct obligations of the Government of the United States;

              (ii)   Bankers'   acceptances,   bank   certificates  of  deposit,
                     commercial   paper  and  high   quality   short-term   debt
                     instruments, including repurchase agreements;

              (iii) Shares issued by open-end Funds other than Reportable Funds?; and

              (iv) Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies registered under the 1940 Act?, none of which are Reportable Funds.

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*      Not applicable to directors/trustees of the Company and Trust.

       J. "Disinterested Board Member" means a Trustee of the Trust or a Director of the Company who is not an "interested person" within the meaning of
Section 2(a)(19) of the 1940 Act.

       K. "Investment Company" means a company registered as such under the 1940 Act, or any services thereof, for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

       L.     "Investment Personnel" means:

              (i) any employee of the Trust, the Company, the Distributor or the Adviser (or of any company in a control relationship to the Trust, the Company, the Distributor or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

              (ii) any natural person who controls the Trust, the Company, the Distributor or the Adviser and who obtains information concerning recommendations made to the Trust or the Company regarding the purchase or sale of securities by the Trust or the Company.

       M. "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm- Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

       N. "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

       O. "Chief Compliance Officer" means Andrew Fishman or his successor appointed by the Boards. In the absence of any such designation, the Chief Compliance Officer shall be the President of the Trust and the Company.

       P.     "Limited   Offering"   means  an  offering  that  is  exempt  from
registration  under the  Securities  Act of 1933  pursuant  to  Section  4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

       Q. "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

----------
(..continued)

       R. "Purchase or sale of a security" includes, among other things, the purchase or writing of an option to purchase or sell a Covered Security.

       S. "Reportable Fund" means any investment company registered under the 1940 Act for which the Adviser serves as an investment adviser as defined in
Section 2(a)(20) of the 1940 Act or any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser or is under common control with the Adviser. For purposes of this definition, control has the same meaning as it does in Section 2(a)(9) of the 1940 Act.

       T.     "Security Held or to be Acquired" means:

              (i)    any Covered Security which, within the most recent 15 days:

                     (A)    is or has been held by the Trust or the Company; or

                     (B) is being or has been considered by the Trust, the Company, the Distributor or the Adviser for purchase by the Trust or the Company; and

              (ii)   any  option  to   purchase  or  sell,   and  any   security
                     convertible into or exchangeable for, a Covered Security described in paragraph (i) of this definition.

       U. "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

II.    STATEMENT OF GENERAL PRINCIPLES

       It is the policy of the Adviser that Supervised Persons shall comply with applicable Federal Securities Laws and that no Supervised Person shall engage in any act or practice or course of conduct that would violate the provisions of Rule 17j-1 of the 1940 Act or Sections 204 or 206 of the Advisers Act. The following general fiduciary principles shall govern the personal investment activities of all Supervised Persons.

       Each Supervised Person shall adhere to the highest ethical standards and shall:

       A. at all times, place the interests of the Trust and the Company before his or her personal interests;

       B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

       C. not take any inappropriate advantage of his posit ion with or on behalf of the Trust or the Company.

III.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

       A.     GENERAL RESTRICTIONS

              1. No Access Person shall recommend to, or cause to or attempt to cause, the Trust or the Company to acquire, dispose of or hold any Covered Security (including any option, warranty or other right or interest relating to such Covered Security) which such Access Person has direct or indirect beneficial ownership unless such Access Person or Affiliate shall first disclose in writing to the Chief Compliance Officer all facts reasonably necessary to identify the nature of the ownership of such Access Person or Affiliate in such Covered Security.

              2. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an Affiliate of such person is unable to comply with certain provisions of the Code, such Access Person or Affiliate thereof shall so advise the Boards or the Chief Compliance Officer in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person or Affiliate believes such person is unable to comply with any such provisions. The Boards or the Chief Compliance Officer may, in its or his discretion, exempt such Access Person or Affiliate from any such provisions, if it or he shall determine that the services of such Access Person are valuable to the Trust or the Company and the failure to grant such exemptions is likely to cause such Access Person to be unable to render services to the Trust and/or Company. Any Access Person granted an exemption (including, an exception for an Affiliate of such person), pursuant to this paragraph 4 shall, within 3 business days after engaging in a purchase or sale of a Covered Security held or to be acquired by the Trust or the Company, furnish the Board Members or the Chief Compliance Officer with a written report concerning such transaction setting forth the information specified in Section VI. B. 2. hereof.

              3. From time to time, Trustees, officers or employees of the Trust may establish special "insider" relationships with one or more issuers of Covered Securities (i. e. director, trustee, officer or employee may become an officer, director, or trustee of an issuer, a member of a creditors committee which engages in material negotiations with an issuer, etc. ). In such cases, the "insider" relationship s must first be disclosed to the Chief Compliance Officer who will make a determination on whether the issuer should be put on a restricted list of securities that are not eligible for purchase or sale by the Trust, the Company or by Access Persons.

       B.     INITIAL PUBLIC OFFERINGS

Access Persons may not acquire, directly or indirectly, any beneficial ownership in any securities in an initial public offering without prior approval in writing from the Chief Compliance Officer or other person designated by the Boards. Furthermore, should written consent of the Boards be given, Access Persons are required to disclose such investment when participating in the Trust's or Company's subsequent consideration of an investment in such issuer. In such circumstances, the Trust's or Company's decision to purchase securities of the issuer should be subject to an independent review by Access Persons with no personal interest in the issuer.

       C.     LIMITED OFFERING

Access Persons may not acquire, directly or indirectly, any beneficial ownership in any securities in a limited offering without the prior written consent of the Companies' Chief Compliance Officer. Furthermore, should written consent of the Trust or Company be given, Access Persons are required to disclose such investment when participating in the Trust's or Company's subsequent consideration of an investment in such issuer. In such circumstances, the Trust's or Company's decision to purchase securities of the issuer should be subject to an independent review by Access Persons of the Trust or Company with no personal interest in the issuer.

Any express prior written approval received from the Chief Compliance Officer shall be valid only on the day on which it was issued. If the Trust or the Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by such Access Persons, that decis ion shall be subject to an independent review by Access Persons with no personal interest in the issuer.

       D.     SHORT-TERM TRADING PROFITS

              No Advisory Person thereof shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within sixty (60) calendar days, except for the excluded securities set forth in Section I.H, and for any Exempted Transactions or pre-cleared trades as defined in Section III.G. Any profit so realized on Covered Securities not exempted or pre-cleared shall, unless the Boards approve otherwise, be disgorged as directed by the Boards.

       E.     GIFTS

              No Advisory Person shall receive any gift or other things of value from any person or entity that does bus iness with or on behalf of the Trust or the Company that poses a potential conflict of interest.

       F.     SERVICE AS A TRUSTEE

              1. No Advisory Person shall serve on a board of trustees/directors of a publicly traded company without prior authorization from the Boards, based upon a determination that such board service would be consistent with the interests of the Trust, the Company and their respective investors.

              2. If board service of an Advisory Person is authorized by the Boards such Advisory Person shall be isolated from the investment making decisions of the Trust and the Company with respect to the company of which he or she is a trustee/director.

       G.     EXEMPTED TRANSACTIONS

              The prohibition of Section III shall not apply to:

              1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

              2. purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions;

              3.     purchases which are part of an Automatic Investment Plan;

              4. purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

              5. purchases and sales of shares of index or sector basket "proxies" (e.g., SPX, QQQ, and Merrill Holders (BBH, HH, HHH, ) etc. ); and

              6. purchases and sales that receive prior approval in writing by the Chief Compliance Officer as (a) only remotely potentially harmful to the Trust and the Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Trust or the Company or (c) not representing any danger of the abuses prescribed by Rule 17j-1 under the 1940 Act or Rule 204A under the Advisers Act, but only if in each case the prospective purchaser has identified to the Chief Compliance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Trust or the Company.

IV.    COMPLIANCE PROCEDURES

       A.     PRECLEARANCE

              An Access Person (other than a Disinterested Board Member) may not, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security except as provided below unless:

              1. such purchase or sale has been approved by the Chief Compliance Officer;

              2. the approved transaction is completed on the same day approval is received or within the time frame approved for such proposed transaction (which may include a bona fide stop loss order GTC on a held security that has been pre-cleared for sale); and

              3.     the  Chief  Compliance   Officer  has  not  rescinded  such
approval prior to execution of the transaction.

       B.     REPORTING

              1. QUARTERLY REPORTING: Each Access Person (other than Disinterested Board Members) shall file with the Chief Compliance Officer confidential quarterly reports containing the information required in Section
IV. B. 2. of this Code with  respect to ALL  transactions  during the  preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a Covered Security, PROVIDED that no Access Person shall be required to report (1) transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question); (2) transactions pursuant to an Automatic Investment Plan;

and (3) any information that would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer so long as the information is received no later than 30 days after the end of the applicable calendar quarter. All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

              2. FILINGS: Every report made pursuant to Section IV.B.1 shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                     (a) the date of any transactions involving Covered Securities, the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, and the number of shares and the principal amount of each Covered Security involved;

                     (b) the nature of the transaction (i. e., purchase, sale or any other type of acquisition or disposition);

                     (c)    the price at which the transaction was effected; and

                     (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

              3. ANNUAL REPORTING. No later than 10 days after becoming an Access Person, provided that the informatio n must be current as of a date no more than 45 days prior to the date the person becomes an Access Person, and thereafter on an annual basis as of December 31 of each year, each Access Person shall report to the Boards or the Chief Compliance Officer annually the following information, which information must be current as of a date no more than 45 days before the report is submitted:

                     (i) the title, type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principle amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership and the date the Access Person submits the report;

                     (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

                     (iii) a statement that he or she (1) has reviewed and understands the Code of Ethics, (2) recognizes that he or she is subject to it, and (3) if such Access Person was sub ject to the Code of Ethics during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

              4. No Admission of Ownership : Any report filed with the Boards or Chief Compliance Officer pursuant to this Section IV. may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

              5. Confirmations: All Access Persons shall direct any brokerage firm, bank or other concern at which the Access Person has a brokerage account or Affiliated brokerage account to supply the Boards or the Chief Compliance Officer, on a timely basis, duplicate copies of the confirmation of all securities transactions in such account and copies of all periodic statements for such account. All Access Persons, except a Disinterested Board Member who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act and would not be required to make reports under this Section IV solely by reason of being a Disinterested Board Member (unless such Board Member knew or, in the ordinary course of fulfilling his or her official duties as a Board Member, sho uld have known that during the 15 day period immediately preceding or after the date of the transaction in a Covered Security by the Board Members, such Covered Security is or was purchased or sold, or considered for purchase or sale by the Trust or the Company), and such other persons as the Boards shall determine, shall promptly inform the Boards or the Chief Compliance Officer of any newly established brokerage account or Affiliated brokerage account at any brokerage firm, bank or other concern.

       C.     REVIEW

              1. The Chief Compliance Officer shall notify each Access Person that he or she is subject to the reporting requirements set forth herein and shall deliver a copy of this Code to each such Access Person upon request.

              2. The Chief Compliance Officer or his designate shall review all personal holdings reports submitted by each Access Person, including confirmations of personal securities transaction, to ensure that no trading has taken place in violation of Rule 17j-1 of the 1940 Act, Section 204A of the Ad visers Act, or the Code. In addition, the Chief Compliance Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Trust and the Company to determine whether a violation of this Code may have occurred. In reviewing transactions, the Chief Compliance Officer shall take into account the exemptions allowed under Section III.G. Before making any determination that a violation has been committed by any person, the Chief Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question. The Chief Compliance Officer shall maintain a list of personnel responsible for reviewing transaction and personal holdings reports.

V.     REQUIREMENTS FOR DISINTERESTED BOARD MEMBER

       A. Every Disinterested Board Member need not make an initial or annual holdings report but shall file with the Chief Compliance Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in Section IV.B. of this Code with respect to transactions (other than exempted transactions listed under Section III.G.) in any Covered Security in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Board Member, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as a Board Member, that during the fifteen (15) day period immediately preceding or after the transaction by the Board Member:

              1. such security was being purchased or sold by the Trust or the Company; or

              2. such security was being considered for purchase or sale by the Trust or the Company.

       B. Notwithstanding the preceding section, any Disinterested Board Member may, at his or her option, report the information described in Section IV.B. with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Trust or the Company in such securities.

VI.    REVIEW BY THE BOARDS

       Annually, the Chief Compliance Officer shall submit for review by the Boards a written report containing the following:

              (i)    A copy of the existing Code of Ethics;

              (ii) All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

              (iii) A report completed by the Chief Compliance Officer identifying any issues arising under the Code, including any material violations of the Code during the past year and sanctions or other remedial action imposed in response to such material violations of the Code; and

              (iv) A list of recommendations, if any, to change the existing Code based upon experience, evolving industry practices or developments in applicable laws or regulations.

VII.   ANNUAL APPROVAL BY THE BOARDS

       Annually, the Boards, including a majority of the Disinterested Board Members, shall approve this Code and any material changes to the Code. The Boards shall each approve any material change to this Code no later than 6 months after the adoption of the material change, provided however, that before approving this Code or any amendment to this Code the Boards shall have received a certification from the Adviser and the Distributor that the Adviser and Distributor have adopted procedures reasonably necessary to prevent Access Persons of the Adviser from violating the Code.

VIII.  ANNUAL CERTIFICATION OF COMPLIANCE

       Each Access Person is required to certify annually that he or she has received, read and understood this Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of this Code.

IX.    SANCTIONS

       A.     SANCTIONS FOR VIOLATIONS BY ACCESS PERSONS

              If the Chief  Compliance  Officer  determines  that a violation of this Code has occurred, he or she shall so advise the Boards and the Boards may impose such sanctions as it deems appropriate, including, INTER ALIA disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed as a result thereto shall be reported quarterly to the Boards.

       B.     SANCTIONS FOR VIOLATIONS BY DISINTERESTED BOARD MEMBERS

              If the Chief Compliance Officer determines that any Disinterested Board Member has violated this Code, he shall so advise the President of the Trust and the Company and also a committee consisting of the Disinterested Board Members (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Trust or the Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full complement of each Board, which shall impose such sanctions as it deems appropriate.

X.     RECORDS

       A.     RECORDS

              The Administrator for the Trust and the Company shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 204-2(g) of the Advisers Act and Rule 17j-1 and Rule 31a-2(f) under the 1940 Act, and shall be available for examination by. representatives of the Commission:

              1. a copy of this Code and any other code of the Trust which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

              2. a record of any decision and the reasons supporting the decision to approve any acquisition or sale by Access Persons of Covered Securities in an IPO or Limited Offering;

              3. each memorandum made by the Chief Compliance Officer hereunder;

              4. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

              5. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place;

              6. a copy of all written acknowledgements for each person who is currently, or within the past five years was, a Supervised Person of the Adviser; and

              7. a list of all persons who are required, or within the past five (5) years have been required, to make reports pursuant to this Code or who are or were responsible for reviewing the reports shall be maintained in an easily accessible place.

B.     CONFIDENTIALITY

              The current portfolio positions of the Companies managed, advised and/or administered by the Adviser and current portfolio transactions, programs and analyses must be kept confidential.

              If nonpublic information regarding the Companies' investment portfolios should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

              If anyone is asked about the Companies' investment portfolios or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that the Companies have bought, sold or retained the particular security. Reference, however, may, of course, be made to the latest published report of the Companies' investment portfolios.

C.     NONPUBLIC MATERIAL INFORMATION

              From time to time the Adviser has circulated and discussed with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of nonpublic material information, also known as "inside information." In view of the many forms in which the subject can arise, the Adviser must reiterate that a careful and conservative approach must prevail and no action should be taken where "inside information" may be involved without a thorough review by the Chief Compliance Officer.

              Material inside information is any information about a company or the market for the company's securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

              Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

              "Inside information" is information that has not been publicly disclosed. Information received about a company under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information.

              Whenever an Access Person receives material information about a company which he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person who is not an employee of the Adviser or a party to the transaction. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by REUTERS, THE WALL STREET JOURNAL or trade publications. If the Access Person has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the Chief Compliance Officer.

       D.     INTERPRETATION OF PROVISIONS

              The Boards may from time to time adopt such interpretations of this Code as they deem appropriate.

                         KINETICS ASSET MANAGEMENT, INC.
                                 (THE "ADVISER")
                        KINETICS FUNDS DISTRIBUTOR, INC.
                               (THE "DISTRIBUTOR")
                           KINETICS MUTUAL FUNDS, INC.
                                 (THE "COMPANY")
                                       AND
                            KINETICS PORTFOLIOS TRUST
                                  (THE "TRUST")

                               TRANSACTION REPORT

To: ________________________, Chief Compliance Officer

From:_________________________________________________
                        (Your Name)

       This Transaction Report (the "Report") is submitted pursuant to Section IV of the Code of Ethics of the Adviser, Distributor, Company and Trust and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a Covered Security held or to be acquired by the Trust or the Company) for the calendar quarter ended ___________________________________.

       Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

       For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

                                  Nature of
                                 Transaction
   Title of                        (whether      Interest Rate and                      Name of the
Securities and                  Purchase, Sale    Maturity Date or      Price At     Broker, Dealer Or   Nature Of
 CUSIP Number                   or Other Type   Principal Amount of     Which the     Bank With Whom     Ownership
  or Exchange      Date of      of Disposition  Securities Acquired    Transaction    The Transaction       of
    Ticker       Transaction    or Acquisition    or Disposed of       was Effected     was Effected     Securities*
--------------------------------------------------------------------------------------------------------------------




----------
* if appropriate, you may disclaim beneficial ownership of any security listed in this report.

                         KINETICS ASSET MANAGEMENT, INC.
                                 (THE "ADVISER")
                        KINETICS FUNDS DISTRIBUTOR, INC.
                               (THE "DISTRIBUTOR")
                           KINETICS MUTUAL FUNDS, INC.
                                 (THE "COMPANY")
                                       AND
                            KINETICS PORTFOLIOS TRUST
                                  (THE "TRUST")

                        [INITIAL/ANNUAL] HOLDINGS REPORT

To:    Chief Compliance Officer of

       On [date] I became an "Access Person" of the Adviser, Distributor, Company or Trust. As of the date specified below (which cannot be more than 45 days before I became an Access Person), I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to this Code of Ethics:

--------------------------------------------------------------------------------
  DATE OF          TITLE AND         EXCHANGE TICKER        NUMBER    PRINCIPAL
INFORMATION    TYPE OF SECURITY     SYMBOL OR CUSIP#     OF SHARES       AMOUNT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       As of the same date as specified in the above table, the following accounts were maintained with brokers, dealers and banks in which securities were held for my direct or indirect benefit*:

                         Name of Broker, Dealer or Bank
                         ------------------------------

       This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts that are not advised or distributed by the Adviser or any of its affiliates, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership* in the securities or accounts listed above.

Date:________________________________   Signature:______________________________

                                        Print Name:_____________________________

       * For interpretive guidance, you should consult counsel.

                         KINETICS ASSET MANAGEMENT, INC.
                                 (THE "ADVISER")
                        KINETICS FUNDS DISTRIBUTOR, INC.
                               (THE "DISTRIBUTOR")
                           KINETICS MUTUAL FUNDS, INC.
                                 (THE "COMPANY")
                                       AND
                            KINETICS PORTFOLIOS TRUST
                                  (THE "TRUST")

                              ANNUAL CERTIFICATION

       I hereby certify that I (1) have read and understand the Code of Ethics dated _____________________________, (2) recognize that I am subject to the Code of Ethics, (3) have complied with the requirements of the Code of Ethics over the past year, (4) have disclosed all personal securities transactions, over the past year, required to be disclosed by the Code of Ethics, (5) have sought and obtained preclearance whenever required by the Code of Ethics and (6) certify that to the best of my knowledge the information furnished in this report is true and correct.

Name (Print)       ______________________________________

Signature          ______________________________________

Date               ______________________________________

                         KINETICS ASSET MANAGEMENT, INC.
                                 (THE "ADVISER")
                        KINETICS FUNDS DISTRIBUTOR, INC.
                               (THE "DISTRIBUTOR")
                           KINETICS MUTUAL FUNDS, INC.
                                 (THE "COMPANY")
                                       AND
                            KINETICS PORTFOLIOS TRUST
                                  (THE "TRUST")

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person PRIOR to any personal trade):

Name: __________________________________________________________________________

Date For Which You Seek Approval:_______________________________________________

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:______________________________________________________________

Nature of the transaction (I.E., purchase, sale):(1)____________________________

________________________________________________________________________________

________________________________________________________________________________

Are you or is a member of your immediate family an officer, trustee, or director of the issuer of the securities or any affiliate(2) of the issuer? Yes___ No___

If yes, please describe:________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.(3)

________________________________________________________________________________

________________________________________________________________________________

Do you have any material nonpublic information concerning the issuer?

              Yes___ No___

----------
       (1) If other than market order, p lease describe any proposed limits.

       (2) For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

       (3) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A, "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Trust or the Company that may be relevant to a determination as to the existence of a potential conflict of interest?(4)

              Yes___ No___

       If yes, please describe:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

       To the best of my knowledge and belief, the answers that I have provided above are true and correct.

                                        Signature:______________________________

                      APPROVAL OR DISAPPROVAL OF PERSONAL TRADING REQUEST
                      ---------------------------------------------------
                        (to be completed by Chief Compliance Officer):

              I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary(5) for approval of the proposed transaction have been satisfied.

              I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:___________________    Signed:__________________________

                                   Title:_____________________

----------
       (4) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities of the Trust or the Company. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Trust or the Company might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

       (5) In the case of a personal securities transaction by an Access Person of the Trust, the Company or the Adviser (other than Disinterested Board Members), the Code of Ethics requires that the Chief Compliance Officer determine that the proposed personal securities transaction (a) is only remotely potentially harmful to the Trust and the Company because they would be very unlikely to affect a highly institutional market, (b) is clearly not economically related to the securities to be purchased or sold or held by the Trust or Company or (c) does not represent any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Chief Compliance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Trust or the Company.

                                                        End of EX-99.(p)(xxxvii)